UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Tower Place, 7th Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 11, 2024, Assembly Biosciences, Inc. (the "Company") notified the Indiana University Innovation and Commercialization Office that the Company has decided to terminate the Exclusive License Agreement dated September 3, 2023 by and between Indiana University Research and Technology Corporation ("IURTC") and Assembly Pharmaceuticals, Inc., the Company's predecessor (the "License Agreement"), as amended by Amendment No. 1 to the License Agreement dated February 28, 2017 and Amendment No. 2 to the License Agreement dated July 10, 2020. The termination of the License Agreement will be effective on April 11, 2024, 90 days following the delivery of the termination notice.

Pursuant to the License Agreement, the Company acquired, with rights to sublicense, the rights to develop and commercialize products associated with multiple patents and patent applications covering aspects of its hepatitis B virus (HBV) program held by IURTC, including its first generation capsid assembly modulator ("CAM"), vebicorvir (VBR). In July 2022, the Company discontinued further clinical development of VBR based on review of interim on-treatment efficacy from two triple combination studies, and focused its HBV program on the Company's next-generation CAMs, which were designed and developed to optimize activity against both CAM mechanisms of action. These next-generation CAMs were internally discovered and developed CAMs.

As a part of the License Agreement, the Company would have been obligated to make milestone payments based upon the successful accomplishment of clinical and regulatory milestones. The aggregate amount of all performance milestone payments under the License Agreement, had all performance milestones through development been met, was $0.8 million, a portion of which was earned and paid. Under the License Agreement, the Company would have been obligated to pay IURTC royalties based on net sales of the licensed technology ranging from 0.5% to 1.75%. In addition, under the License Agreement, the Company paid annual diligence maintenance fees of $0.1 million, with any milestone payments being fully creditable against this annual diligence maintenance fee for the year in which the milestone payments were received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: January 17, 2024	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary